UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

SMF ENERGY LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 South Federal Highway, Suite 200	Fort Lauderdale, Florida	33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

SMF ENERGY CORPORATION

200 W. Cypress Creek Rd., Suite 400

Fort Lauderdale, Florida 33309

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective Date of Chapter 11 Plan

As previously disclosed in a Current Report on Form 8-K filed April 16, 2012, on April 15, 2012, SMF Energy Liquidating Trust (f/k/a SMF Energy Corporation) (the “Company”) and its subsidiaries, H & W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc. (collectively, the “Companies”), filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On December 14, 2012, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Company’s Amended Joint Plan of Liquidation, dated as of October 16, 2012, as modified in the Emergency Motion to Modify Debtors’ Amended Joint Plan of Liquidation (as confirmed, the “Plan”). A copy of the Plan was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012 (the “Confirmation Current Report”) and is incorporated by reference herein. Unless otherwise specified in this Current Report on Form 8-K, capitalized terms used but not defined herein shall have the meanings set forth in the Plan. A copy of the Confirmation Order, dated December 14, 2012, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On December 28, 2012 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan was filed with the Bankruptcy Court on January 3, 2013 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Liquidating Trust Agreement

On January 4, 2012, the Companies entered into a Liquidating Trust Agreement, effective as of the Effective Date (the “Trust Agreement”) by and between the Companies and Soneet R. Kapila, in his capacity as liquidating trustee (the “Liquidating Trustee”) for the purpose of creating a liquidating trust (the “Liquidating Trust”). The Bankruptcy Court previously approved the proposed form of liquidating trust agreement. On the Effective Date, in accordance with the Plan, an Oversight Committee was formed. The Oversight Committee consists of three (3) members selected prior to the Effective Date by the Unsecured Creditors’ Committee (as defined in the Plan), at least two of such members to be previously existing members of the Committee (as defined in the Plan). The Liquidating Trustee will consult with the Oversight Committee from time to time on various matters as set forth in the Plan.

On the Effective Date, the Companies shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title, and interest in and to all of the Liquidating Trust Assets (defined to include all assets of the Companies, including, without limitation, all legal or equitable interests of the Companies in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Litigation Claims (as defined in the Plan), stock, and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof). The Liquidating Trust will distribute the proceeds that are obtained from the liquidation of the Liquidating Trust Assets to the Liquidating Trust Beneficiaries (defined to include holders of Allowed Claims and Allowed Interests entitled to receive Distributions under the Plan and Liquidating Trust), in accordance with the distribution procedures and priorities set forth in the Trust Agreement. These distribution procedures include a reserve mechanism to allow for the resolution of Disputed Claims (as defined in the Plan) that are disputed, in whole or in part, as of the Effective Date.

The Liquidating Trust is created on behalf of, and for the benefit of, the Liquidating Trust Beneficiaries, with a term of five years, subject to extension with approval of the Bankruptcy Court, and is intended to qualify as a “grantor trust” for federal income tax purposes. Beneficial interests in the Liquidating Trust are not transferable unless the Liquidating Trustee determines otherwise.

The above summary of the material terms of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Trust Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.03 Bankruptcy or Receivership.

As discussed above, on December 14, 2012, the Bankruptcy Court entered the Confirmation Order confirming the Plan, and the Plan became effective on December 28, 2012. The information in Item 1.01 of this Current Report and in Item 1.03 of the Confirmation Current Report is incorporated by reference into this Item 1.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Liquidating Trust Agreement
99.1	Order (I) Granting Emergency Motion to Modify Debtors’ Amended Joint Plan of Liquidation; and (II) Confirming the Debtors’ Amended Joint Plan of Liquidation dated October 16, 2012, as modified.
99.2	Notice of Effective Date

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013	SMF Energy Liquidating Trust

	By:	\s\ Soneet R. Kapila
	Name:	Soneet R. Kapila
	Title:	Liquidating Trustee

EXHIBIT INDEX

10.1	Liquidating Trust Agreement
99.1	Order (I) Granting Emergency Motion to Modify Debtors’ Amended Joint Plan of Liquidation; and (II) Confirming the Debtors’ Amended Joint Plan of Liquidation dated October 16, 2012, as modified.
99.2	Notice of Effective Date